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                                                                    Exhibit 10.8

                               SERVICES AGREEMENT



         This Services Agreement ("Agreement") made and entered as of the _____ day of October, 1998 (the "Effective Date") between PREMIUM STANDARD FARMS, INC., a Delaware corporation ("PSF") and CONTINENTAL GRAIN COMPANY, a Delaware corporation ("Continental").

         WHEREAS, on the Effective Date, Continental acquired 51% of the issued and outstanding shares of PSF Group Holdings, Inc. ("Holdings");

         WHEREAS, PSF is a wholly-owned subsidiary of Holdings;

         WHEREAS, Continental is willing to provide certain professional and administrative services to PSF and PSF desires Continental to provide such services to PSF;

         WHEREAS, the senior management team for Continental's Pork Division has now joined the management team of PSF, and Continental is in need of certain management services, and PSF is willing to provide such management services, with regard to the pork production operations now or hereafter owned by Continental, which currently include: Bell Farms swine operations located in Harveyville, Kansas ("Bell Farms"), Carolina Farms swine operation located in Tarboro, North Carolina ("Carolina Farms"), ContiTraining Center swine operations located in Robinson, Kansas ("CTC"), F&R Swine swine operations located in Dwight, Kansas ("F&R Swine"), Southern Maid Farms swine operations located in Cordele, Georgia ("Southern Maid") and 3-W Farms swine operations located in Nodaway, Iowa ("3-W Farms"). Bell Farms, Carolina Farms, CTC, F&R Swine, Southern Maid and 3-W Farms are hereinafter referred to individually and collectively as the "Continental Pork Operations";

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties agree as follows:

1.       Provision of Services by Continental to PSF.

         Subject to the terms and conditions of this Agreement, during the term of the Agreement, Continental agrees to provide to PSF the following services (individually, a "Continental Service" and collectively, "Continental Services").

         (a) Purchasing. Continental agrees to make the purchasing and risk management staff of its industrial operations available to PSF for assistance in evaluating lowest cost purchases of commodities and feed ingredients, transportation and logistics and futures coverage. Continental agrees to use reasonable efforts, when possible, to aggregate purchases for PSF with purchases for itself and its subsidiaries in combined purchase orders in order to achieve volume price discounts whenever mutually advantageous.

         (b) Legal Services. Continental agrees to provide legal services to PSF to internally manage PSF's legal and regulatory affairs. Such services shall be provided by the lawyers and legal staff employed by Continental.


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         (c)      Environmental Services. Continental agrees to make management employees of its environmental department available to PSF to provide strategic and operational environmental consulting to the PSF operations.


         (d) Treasury Services. Continental agrees to provide services of its Treasurer's Department with regard to strategic planning for long term debt and financing, as well as the implementation of such strategy.


         (e) Human Resources. Continental agrees to make available to PSF the services of a human resources manager and the personnel department to assist in the areas of personnel, benefit administration and payroll.


         (f) Financial and Administrative Services. Continental agrees to make available to PSF the services of its controllers office to transition and coordinate policies and procedures.


         (g)      Payroll Services.


                  i. Hourly. Continental and PSF have identified approximately 55 Continental hourly employees ("Transferred Hourly Employees") who became employees of PSF as of the Effective Date. Continental shall administer the payroll and benefits for the Transferred Hourly Employees and report the same under the FEIN of PSF from the Effective Date through December 31, 1998. As of January 1, 1999, PSF shall assume the responsibility for payroll and benefits for the Transferred Hourly Employees.

                  ii. Salaried. Continental and PSF have identified certain Continental salaried employees identified on SCHEDULE 1(G)(II) ("Transferred Salaried Employees") who became employees of PSF as of the Effective Date. Continental shall administer the payroll and benefits for the Transferred Salaried Employees and continue to report the same under the FEIN of Continental through December 31, 1998. As of January 1, 1999, PSF shall assume the responsibility for payroll and benefits for the Transferred Salaried Employees.

         (h) Strategic Planning. Continental will make available appropriate members of its senior management to assist in developing, implementing and controlling the Company's business obligations and strategies to further profitable growth, including but not limited to the formation of strategic alliances.

2.       Provision of Services by PSF to Continental.

         Subject to the terms and conditions of this Agreement, during the term of this Agreement, PSF agrees to provide the following services to the Continental Pork Operations (as such definition may change from time to time) (individually, a "PSF Service" and collectively, "PSF Services"):


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         (a)      Management. PSF agrees to provide management and human
                  resources services to Continental with respect to the Continental Pork Operations.

         (b) Production. PSF agrees to provide hog and feed production services to Continental in the areas of genetics, breeding, feed conversion, quality assurance, nutrition, herd health, transportation and marketing.


         (c) Environmental Services. PSF agrees to make management employees of its environmental department available to Continental to provide strategic and operational consulting to the Continental Pork Operations.


3.       Availability; Conflict; Service Providers.

         (a) Notwithstanding anything herein to the contrary, Continental may, in its sole discretion, decline to provide any Continental Service or Continental Services hereunder if:

         (b) Availability. Facilities or personnel of Continental are not reasonably available to provide such Continental Service or Continental Services on a non-discriminatory basis;


         (c) Interference. Providing such Continental Service or Continental Services would interfere (other than in an insignificant manner) with Continental's conduct of its businesses;


         (d) Disadvantage or Conflict. Continental, in its good faith reasonable judgment, believes that providing such Continental Service or Continental Services could reasonably result in significant tax disadvantages for Continental, could reasonably conflict with any applicable law, regulation, ordinance or policies (provided that such policies apply generally to substantially all of Continental's subsidiaries receiving similar services from Continental) or could reasonably result in a conflict of interest; or

         (e) Violation. Providing such Continental Service or Continental Services would violate any agreement with any third party provided, however, that Continental shall not and shall cause its subsidiaries not to enter into any agreement which is intended to frustrate the provisions of this Agreement. The Continental Services to be provided by Continental hereunder may be provided by employees of Continental or any of its subsidiaries, or by third parties selected by Continental.

         (f) Notwithstanding anything herein to the contrary, PSF may, in its sole discretion, decline to provide any PSF Service or PSF Services hereunder if:

                  iv. Availability. Facilities or personnel of PSF are not reasonably available to provide such PSF Service or PSF Services on a non-discriminatory basis;


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                  v.       Interference. Providing such PSF Service or PSF
                           Services would interfere (other than in an insignificant manner) with PSF's conduct of its businesses;

                  vi. Disadvantage or Conflict. PSF, in its good faith reasonable judgment, believes that providing such PSF Service or PSF Services could reasonably result in significant tax disadvantages for PSF, could reasonably conflict with any applicable law, regulation, ordinance or policies (provided that such policies apply generally to substantially all of PSF's subsidiaries receiving similar services from
                           PSF) or could reasonably result in a conflict of interest; or

                  vii. Violation. Providing such PSF Service or PSF Services would violate any agreement with any third party provided, however, that PSF shall not and shall cause its subsidiaries not to enter into any agreement which is intended to frustrate the provisions of this Agreement. The PSF Services to be provided by PSF hereunder may be provided by employees of PSF or any of its subsidiaries, or by third parties selected by PSF.

4.       Term.

         The term of this Agreement commences on the Effective Date and shall terminate upon the earliest to occur of: (a) the date upon which Continental no longer beneficially owns directly or indirectly any interest in the capital stock of PSF; and (b) the mutual written consent of the parties. Upon termination of this Agreement, each party shall promptly pay any and all accrued but unpaid fees pursuant to Section 5 hereof.

5.       Price.


         (a) Continental Services. The fee for Continental Services shall be the sum of $800,000 annually plus reasonable travel expenses, payable in equal monthly installments. The fee shall be reviewed and amended or confirmed in writing on or before March 31st of each year during the term of this Agreement or otherwise amended upon mutual written agreement of the parties. In addition, the payroll, benefits and payroll taxes relative to the Transferred Hourly Employees and the Transferred Salaried Employees shall be priced at actual cost paid or incurred by Continental.

         (b) PSF Services. The fee for PSF Services shall be $.75 per cwt of hogs marketed, plus reasonable travel expenses, payable on a monthly basis. The fee shall be reviewed and amended or confirmed in writing on or before March 31st of each year during the term of this Agreement or otherwise amended upon mutual written agreement of the parties.

         (c) Third Party Services. Continental Services which are provided by third parties shall be invoiced at actual cost.



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6.       Billing and Payment.

         (a) Continental Billing. Continental shall invoice PSF for Continental Services rendered by Continental to PSF on a monthly basis in advance of the first day of each month. Continental Services rendered by a third party shall be invoiced to PSF upon or, if reasonably possible, prior to payment by Continental to such third party.

         (b) PSF Billing. PSF shall invoice Continental for PSF Services rendered by PSF to Continental on a monthly basis in advance of the first day of each month.


         (c) Payment Due. Invoices shall be due and payable within 30 days of the date of such invoice, provided that PSF shall pay Continental in full for the amount of any third party costs within ten days of the date of such invoice.


7.       Limitation on Authority.


         (a) Continental shall have no responsibility to provide any services to PSF which are not expressly set forth in this Agreement, unless subsequently agreed in writing by the parties hereto. Further, Continental shall have no responsibility for compliance by PSF or any of its facilities or equipment with the requirements of any ordinances, laws, rules or regulations (including those relating to the disposal of solid, liquid and gaseous wastes) of the city, county, state or federal government, or any public authority or official thereof having jurisdiction over it, except to notify PSF promptly, or to forward to PSF promptly, any complaints, warnings, or notices of summons received by Continental relating to such matters. PSF represents, that, to the best of its knowledge, that PSF, its facilities and equipment, comply with all such requirements, and authorizes Continental to disclose the ownership and assets of PSF to any such officials. PSF shall indemnify and hold harmless Continental, its affiliates, successors, assigns, agents, representatives, and employees from all loss, cost, expense and liability whatsoever which may be imposed on them or any of them by reason of any present or future violation or alleged violation of such laws, ordinances, rules or regulations;

         (b) In the event it is alleged or charged that PSF, its facilities or equipment or any act or failure to act by PSF, fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Continental in its sole and absolute discretion considers that the action or position of PSF with respect thereto may result in damage or liability to Continental, Continental shall have the right to cancel this Agreement at any time by written notice to PSF of its election so to do, which cancellation shall be effective upon the service of such notice. Such cancellation shall not release the indemnities of PSF set forth in this Agreement and shall not terminate any liability or obligation of PSF to


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                  Continental for any payment, reimbursement or other sum of money then due and payable to Continental hereunder;

         (c) PSF shall have no responsibility to provide any services to Continental which are not expressly set forth in this Agreement, unless subsequently agreed in writing by the parties hereto. Specifically, PSF shall have no responsibility for compliance by Continental or any of its facilities or equipment with the requirements of any ordinances, laws, rules or regulations (including those relating to the disposal of solid, liquid and gaseous wastes) of the city, county, state or federal government, or any public authority or official thereof having jurisdiction over it, except to notify Continental promptly, or to forward to Continental promptly, any complaints, warnings or notices of summons received by PSF relating to such matters. Continental represents, to the best of its knowledge, that Continental, its facilities and equipment, comply with all such requirements, and authorizes PSF to disclose the ownership and assets of Continental to any such officials. Continental shall indemnify and hold harmless PSF, its affiliates, successors, assigns, agents, representatives, and employees from all loss, cost, expense and liability whatsoever which may be imposed on them or any of them by reason of any present or future violation or alleged violation of such laws, ordinances, rules or regulations; and

         (d) In the event it is alleged or charged that Continental, its facilities or equipment or any act or failure to act by Continental, fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and PSF in its sole and absolute discretion considers that the action or position of Continental with respect thereto may result in damage or liability to PSF, PSF shall have the right to cancel this Agreement at any time by written notice to Continental of its election so to do, which cancellation shall be effective upon the service of such notice. Such cancellation shall not release the indemnities of Continental set forth in this Agreement and shall not terminate any liability or obligation of Continental to PSF for any payment, reimbursement or other sum of money then due and payable to PSF hereunder.

8.       Limitation on Remedies.


         IN NO EVENT SHALL CONTINENTAL OR PSF, THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES (INCLUDING THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) BE LIABLE FOR ANY DIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, IN CONNECTION WITH OR ARISING OUT OF THE SERVICES PROVIDED UNDER OR RELATING TO THIS AGREEMENT. Notwithstanding the forum in which any claim or action may be brought or asserted, each party's liability for acts or omissions arising from or relating to its obligation to provide the services under this Agreement shall be limited to repayment, as general damages, of payments received for services rendered pursuant to this Agreement unless such act or omission resulted from the gross negligence or willful


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misconduct by such party, in which case liability shall be limited to the amount reasonably necessary to procure a substitute provider of such service or services. For purposes of this Section, "services" shall be deemed to refer interchangeably to Continental Services or PSF Services.

9.       Indemnification.


         (a) PSF shall hold harmless and indemnify Continental (and its directors, officers, employees, stockholders, successors and assigns) from and against any and all claims, costs, liabilities, losses, damages, deficiencies, judgments, assessments, fines, settlements, costs and expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any such indemnified party in any action or proceeding between PSF and such indemnified party and any third party, or otherwise ("Losses")) occasioned by, arising out of, based upon or otherwise in respect or in connection with this Agreement or the performance by PSF of its obligations hereunder, including without limitation employment related claims, including workers compensation and Title VII claims, and any Loss resulting from any accident or other occurrence that causes a Loss, personal injury or death to any person or property; provided, that in the event a final, non-appealable judgment by a court of competent jurisdiction establishes that such a Loss was caused by the intentional misconduct or gross negligence of such indemnified party, then such indemnified party shall reimburse PSF for any indemnification amounts received by it for such Loss pursuant to this Section 9(a).

         (b) Continental shall hold harmless and indemnify PSF (and its directors, officers, employees, stockholders, successors and assigns) from and against any and all claims, costs, liabilities, losses, damages, deficiencies, judgments, assessments, fines, settlements, costs and expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any such indemnified party in any action or proceeding between Continental and such indemnified party and any third party, or otherwise ("Losses")) occasioned by, arising out of, based upon or otherwise in respect or in connection with this Agreement or the performance by Continental of its obligations hereunder, including without limitation employment related claims, including workers compensation and Title VII claims, and any Loss resulting from any accident or other occurrence that causes a Loss, personal injury or death to any person or property; provided, that in the event a final, non-appealable judgment by a court of competent jurisdiction establishes that such a Loss was caused by the intentional misconduct or gross negligence of such indemnified party, then such indemnified party shall reimburse Continental for any indemnification amounts received by it for such Loss pursuant to this Section 9(b).


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10.      General Provisions.

         (a) Notices. All communications to any party hereunder shall be in writing and shall be delivered in person or sent by facsimile, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10) (and shall be deemed to have been given as of the date so delivered or sent):

                  If to PSF, to:
                           Premium Standard Farms, Inc.
                           423 W. 8th Street, Suite 200
                           Kansas City, MO 64105
                           Attn:  John M. Meyer

                  If to Continental, to:
                           Continental Grain Company
                           277 Park Avenue
                           New York, NY 10172
                           Attn:  Paul J. Fribourg

         (b) Definitions. As used herein, unless the context otherwise requires,


                  "Subsidiaries" means, as to any specified person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such specified person.

                  "Travel Expenses" means reasonable costs of travel for business related for the providers of each of the Continental Services and the PSF Services which includes economy airfare, lodging, local travel, meals and miscellaneous expenses as would be approved for such individual's business travel pursuant to the travel policies of its employer.

         (c) Force Majeure. A party shall not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortage of materials or supplies, or any other cause beyond the reasonable control of such party (a "Force Majeure"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the Force Majeure cause of such prevention or delay; and provided further, that if the prevention or delay of such party's performance of this Agreement continues for more than sixty (60) days, then the other party may terminate this Agreement by giving written notice of termination.


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         (d)      Independent Contractors. The parties shall operate as, and have the status of, independent contractors and shall not act as or be an agent, partner, co-venturer or employee of the other party. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

         (e) Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of this Agreement or of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.

         (f) Assignment. Except as permitted under Section 3(d), neither party shall be entitled to assign its rights or delegate its obligations under this Agreement to any third party without the prior written consent of the other party. Except as permitted under Section 3(a)(iv) or 3(b)(iv), any attempted or purported assignment or delegation without such required consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         (h) Severability. If any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, then such provision shall, to the extent permitted by the court, not be voided but shall instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement shall remain in full force and effect according to its terms.

         (i) Sections and Headings. The headings contained herein are for the convenience of reference only and are not intended to define, limit, expand, or describe the scope or intent of any clause or provision of this Agreement.

         (j) Entire Agreement. This Agreement, together with all schedules hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings among the parties, both oral and written, regarding such subject matter.

         (k) Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement shall together constitute one original of this Agreement.

         (l) No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto


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                  (and their permitted successors and assigns and persons
                  entitled to the benefit of Section 9) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first written above.

                                     CONTINENTAL GRAIN COMPANY


                                     By: /s/ Michael Zimmerman
                                         --------------------------------------
                                     Its: Senior Vice President
                                          -------------------------------------



                                     PREMIUM STANDARD FARMS, INC.


                                     By: /s/ John Meyer
                                         --------------------------------------
                                     Its: CEO
                                          -------------------------------------


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